Exhibit 99.2

Scotia Pacific Company LLC

Timber Collateralized Notes due 2028

Note Payment Noteholder Certificate

Terms used but not defined herein have the meanings set forth in the Indenture governing the Timber Notes. This Note Payment Noteholder Certificate is delivered pursuant to Section 4.6 of the Indenture.

	Total		Per $1,000 of original principal amount

A. The following summarizes the amounts being paid to the Holders of the Timber Notes on July 20, 2006, pursuant to the Indenture:

1. Interest (other than interest on Premiums) paid

Class A-1 Timber Notes	$566,000.11		$3.52

Class A-2 Timber Notes	$8,645,760.00		$35.55

Class A-3 Timber Notes	$17,862,065.40		$38.55

2. Principal Paid

Class A-1 Timber Notes	$9,988,117.00	1	$62.15

Class A-2 Timber Notes	$0.00		$0.00

Class A-3 Timber Notes	$0.00		$0.00

3. Interest on Premiums paid

Class A-1 Timber Notes	$0.00		$0.00

Class A-2 Timber Notes	$0.00		$0.00

Class A-3 Timber Notes	$0.00		$0.00

[1]	This principal payment is being funded from the Scheduled Amortization Reserve Account.

	Total	Per $1,000 of original principal amount

4. Prepayment Premium paid

Class A-1 Timber Notes	$0.00	$0.00

Class A-2 Timber Notes	$0.00	$0.00

Class A-3 Timber Notes	$0.00	$0.00

5. Deficiency Premium paid

Class A-1 Timber Notes	$0.00	$0.00

Class A-2 Timber Notes	$0.00	$0.00

Class A-3 Timber Notes	$0.00	$0.00

6. Non-Registration Premium paid

Class A-1 Timber Notes	$0.00	$0.00

Class A-2 Timber Notes	$0.00	$0.00

Class A-3 Timber Notes	$0.00	$0.00

B. Additional data prior to giving effect to the above payments:

1. Principal balance of Timber Notes prior to payment

Class A-1 Timber Notes	$17,282,446.00	$107.54

Class A-2 Timber Notes	$243,200,000.00	$1,000.00

Class A-3 Timber Notes	$463,348,000.00	$1,000.00

C. Additional data after giving effect to the above payments:

1. Principal balance of Timber Notes after payment

Class A-1 Timber Notes	$7,294,329.00	$45.39

Class A-2 Timber Notes	$243,200,000.00	$1,000.00

Class A-3 Timber Notes	$463,348,000.00	$1,000.00

	Total	Per $1,000 of original principal amount

2. Principal balance if Timber Notes were paid in accordance with Scheduled Amortization

Class A-1 Timber Notes	$7,294,329.00	$45.39

Class A-2 Timber Notes	$243,200,000.00	$1,000.00

Class A-3 Timber Notes	$463,348,000.00	$1,000.00

3. Amount of Amortization paid ahead of Scheduled Amortization for any Class of Timber Notes (No. 2 - No. 1, if No. 2 is greater than No. 1 for any Class of Timber Notes)

Class A-1 Timber Notes	$0.00	$0.00

Class A-2 Timber Notes	$0.00	$0.00

Class A-3 Timber Notes	$0.00	$0.00

4. Amount of Amortization which is behind Scheduled Amortization for any Class of Timber Notes (No. 1 - No. 2, if No. 1 is greater than No. 2 for any Class of Timber Notes)

Class A-1 Timber Notes	$0.00	$0.00

Class A-2 Timber Notes	$0.00	$0.00

Class A-3 Timber Notes	$0.00	$0.00

5. Accrued and unpaid Prepayment Premiums, if any

Class A-1 Timber Notes	$0.00	$0.00

Class A-2 Timber Notes	$0.00	$0.00

Class A-3 Timber Notes	$0.00	$0.00

	Total	Per $1,000 of original principal amount

6. Accrued and unpaid Deficiency Premiums, if any
	$0.00	$0.00
Class A-1 Timber Notes
	$0.00	$0.00
Class A-2 Timber Notes
	$0.00	$0.00
Class A-3 Timber Notes

7. Accrued and unpaid Non-Registration Premiums, if any

Class A-1 Timber Notes	$0.00	$0.00

Class A-2 Timber Notes	$0.00	$0.00

Class A-3 Timber Notes	$0.00	$0.00

8. Is a Trapping Event continuing as of the Note Payment Date?	X No	Yes

9. Does a Cash Retention Event exist as of the Note Payment Date?	X No	Yes

Prevailing SBE Price Data for 6 months ended

JAN - JUN 2006

Old Growth Redwood	$789 / Mbf

Young Growth Redwood	$759 / Mbf

Old Growth Douglas Fir	$369 / Mbf

Young Growth Douglas Fir	$309 / Mbf

Whitewoods	$129 / Mbf

Note:	Assumes an average size category of 2.0 for old growth and 3.0 for young growth and the following harvest method percentages: Cat - 35%; Yarder/Skyline - 60%; and Helicopter - 5%